Exhibit 11.1

                     Cyberian Outpost, Inc. and Subsidary
                         Computation of Loss Per Share
  For the period March 6, 1995 (date of inception) through February 29, 1996 and for the years ended February 28, 1997 and 1998


                                                                                Years ended
                                                    March 6,1995 (date          February 28,
                                                   of inception) through        -----------
                                                     February 29, 1996       1997       1998
                                                   ---------------------     ----       ----
(In thousands, except per share data)
Basic:
  Net loss                                                $  (372)         $(1,338)   $(7,092)
                                                          -------          -------    -------

  Basic weighted average shares outstanding                 1,748            2,048      2,211
                                                          -------          -------    -------

  Basic loss per share                                    $ (0.21)         $ (0.65)   $ (3.21)
                                                          -------          -------    -------


Diluted:
  Net loss                                                $  (372)         $(1,338)   $(7,092)
                                                          -------          -------    -------
  Basic weighted average shares outstanding                 1,748            2,048      2,211

  Net effect of dilutive stock options and warrants
   based on the treasury stock method                           -                -          -
                                                          -------          -------    -------

  Diluted weighted average shares outstanding               1,748            2,048      2,211
                                                          -------          -------    -------

  Diluted loss per share                                  $ (0.21)         $ (0.65)   $ (3.21)
                                                          -------          -------    -------
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